Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8, pertaining to shares issuable pursuant to Viking Systems, Inc.’s 2008 Equity Incentive Plan and 2008 Non-Employee Directors’ Stock Option Plan, of our report dated March 31, 2008 relating to the financial statements of Viking Systems, Inc., which appears in Viking Systems, Inc.’s Annual Report on Form 10-KSB for the year ended December 31, 2007.

/s/ SQUAR, MILNER, PETERSON, MIRANDA & WILLIAMSON, LLP

San Diego, California
May 14, 2008